Exhibit 99.1

News Release

JLL Reports Financial Results for First-Quarter 2026
JLL achieved a record first-quarter diluted earnings per share of $3.33, up 207% versus the prior-year quarter (in local currency1)
CHICAGO, April 30, 2026 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2026. Diluted earnings per share was $3.33, up 192% in USD and 207% in local currency (LC), and adjusted diluted earnings per share1 was $3.43, up 48% in USD and 56% in LC.
•First-quarter revenue was $6.4 billion, up 11% in USD (9% in LC1), with Advisory4 revenues up 17% in LC and Resilient4 revenues up 7% in LC
◦Real Estate Management Services grew 7% in LC, driven by strength in Workplace Management and Project Management
◦Leasing Advisory increased 16% in LC, led by the U.S. with continued momentum in office and an acceleration in industrial
◦Capital Markets Services was up 21% in LC, with broad-based growth across geographies, led by Investment Sales, Debt and Equity Advisory
•Continued profit and margin expansion led by revenue growth and incremental platform leverage
•Share repurchases were $300 million this quarter, including a $200 million accelerated share repurchase launched in March
•The company committed to an incremental €100 million investment in the LaSalle Encore+ Fund
"JLL achieved very strong results to start the year,” said Christian Ulbrich, JLL CEO. “We continue to deliver robust growth with margin expansion and market share gains as clients focus on trusted partnerships and the highest-quality insight and execution. In a fluid macro environment, our Accelerate 2030 strategy positions JLL for long-term sustainable growth and expanding returns as we further build on our data and AI advantage and scale our core services.”

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended March 31,
	2026	2025	% Change in USD	% Change in LC

Revenue	$6,386.5	$5,746.4	11%	9%

Net income attributable to common shareholders	$159.0	$55.3	188%	203%
Adjusted net income attributable to common shareholders[1]	163.8	111.6	47	54

Diluted earnings per share	$3.33	$1.14	192%	207%
Adjusted diluted earnings per share[1]	3.43	2.31	48	56

Adjusted EBITDA[1]	$273.6	$224.8	22%	24%

Cash flows from operating activities	$(755.0)	$(767.6)	2%	n/a
Free Cash Flow[6]	(819.9)	(812.1)	(1)	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for First-Quarter 2026 - Page 2
Consolidated First-Quarter 2026 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2026	2025
Real Estate Management Services	$5,065.7	$4,626.5	9%	7%
Leasing Advisory	686.3	586.1	17	16
Capital Markets Services	535.2	435.3	23	21
Investment Management	99.3	98.5	1	(1)
Total revenue	$6,386.5	$5,746.4	11%	9%
Gross contract costs[6]	$4,342.7	$3,942.3	10%	8%
Platform operating expenses, excluding Carried interest	1,833.1	1,666.8	10	7
Carried interest expense (benefit)(a)	0.8	(2.4)	n.m.	n.m.
Restructuring and acquisition charges[5]	5.3	19.7	(73)	(73)
Total operating expenses	$6,181.9	$5,626.4	10%	8%
Net non-cash MSR and mortgage banking derivative activity[1]	$(5.5)	$(12.9)	57%	57%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

(a) Carried interest expense/benefit is associated with Equity earnings/losses on Proptech Investments.
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JLL Reports Financial Results for First-Quarter 2026 - Page 3
Revenue
Revenue increased 9% compared with the prior-year quarter. Collectively, Advisory revenues grew 17%, led by Leasing Advisory, up 16%, and Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 23% (excluding the impact of non-cash MSR and mortgage banking derivative activity). The aggregate 7% increase in Resilient revenues was highlighted by Workplace Management, up 8%, and Project Management, up 10%, both within Real Estate Management Services.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Advisory, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Advisory revenues.
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JLL Reports Financial Results for First-Quarter 2026 - Page 4
Profitability

($ in millions, except per share data, "LC" = local currency)	Three Months Ended March 31,
	2026	2025	% Change in USD	% Change in LC

Net income attributable to common shareholders	$159.0	$55.3	188%	203%
Adjusted net income attributable to common shareholders[1]	163.8	111.6	47	54

Diluted earnings per share	$3.33	$1.14	192%	207%
Adjusted diluted earnings per share[1]	3.43	2.31	48	56

Adjusted EBITDA[1]	$273.6	$224.8	22%	24%

Effective tax rate ("ETR")	19.3%	19.5%	(20) bps	n/a
For the quarter, higher Adjusted EBITDA and margin were primarily driven by Capital Markets Services and Leasing Advisory, led by strong Advisory revenue growth. Profitability also reflected incremental platform leverage and continued cost discipline.
For the first quarter, the following items were the most meaningful year-over-year differences between net income attributable to common shareholders and non-GAAP measures1:
•Equity earnings - Investment Management and Proptech Investments: Aggregate equity earnings of $6.0 million this quarter increased notably from the aggregate losses of $28.7 million in 2025.
•Restructuring and acquisition charges: The expense was $14.4 million lower this quarter, compared with 2025, primarily due to lower severance and employment-related charges and lower acquisition-related expenses.
As indicated in Note 7, Proptech Investments are presented outside of our reporting segments in "All Other" and not included within segment Adjusted EBITDA. Therefore, the aggregation of segment Adjusted EBITDA does not sum to consolidated totals.
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JLL Reports Financial Results for First-Quarter 2026 - Page 5
Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended March 31,
	2026	2025	% Change in USD
Cash flows from operating activities	$(755.0)	$(767.6)	2%
Free Cash Flow[6]	(819.9)	(812.1)	(1)%
The year-over-year improvement in operating cash flows was primarily attributable to higher cash provided by earnings, partially offset by net working capital adjustments, most notably net reimbursables. Free Cash Flow reflected the improvement in operating cash flows, which was more than offset by higher capital expenditures, primarily associated with technology infrastructure and investments in workspace optimization.
In February 2026, our Board of Directors authorized an additional $2.2 billion in share repurchases, augmenting the $801.7 million remaining repurchases available under prior authorizations as of December 31, 2025. As of March 31, 2026, $2.7 billion remained authorized for repurchase.
In March 2026, we entered into an Accelerated Share Repurchase ("ASR") program, whereby we made an upfront payment of $200.0 million and received initial delivery of approximately 587,000 shares at a price of $289.52 per share. These shares are included in the table below and represented a portion of the prepayment amount. The remainder of the shares associated with this ASR will be delivered on contractual settlement dates during the second quarter.

	Three Months Ended March 31,
	2026	2025
Total number of shares repurchased (in thousands)	898.3	75.3
Total paid for shares repurchased (in millions)	$300.0	$19.8
Net Debt, Leverage and Liquidity6:

	March 31, 2026	December 31, 2025	March 31, 2025
Net Debt (in millions)	$1,489.1	$304.2	$1,754.0
Net Leverage Ratio	1.0x	0.2x	1.4x
Corporate Liquidity (in millions)	$3,396.2	$3,899.1	$3,312.4
The higher Net Debt, compared with December 31, 2025, reflected typical seasonality and was driven primarily by variable compensation payments in the first quarter, specifically annual incentive compensation payments together with commission payments (in part associated with Q4 2025 revenue production). The Net Debt reduction from March 31, 2025, reflected improved free cash flow over the trailing twelve months ended March 31, 2026, compared with the trailing twelve months ended March 31, 2025.
In addition to the Corporate Liquidity detailed above, we maintain a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of March 31, 2026, there was $615.0 million outstanding under the Program.
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JLL Reports Financial Results for First-Quarter 2026 - Page 6
Change in External Reporting Segments:
Effective January 1, 2026, JLL began reporting Software and Technology Solutions (historically a standalone reporting segment) as a fifth business line within Real Estate Management Services. In addition, the revenue disaggregation within Leasing Advisory was collapsed and the presentation of Investment Management revenue was simplified to reflect two captions: Advisory fees and Incentive and transaction fees. Prior-period financial information was recast to conform with this presentation.
Real Estate Management Services First-Quarter 2026 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2026	2025
Revenue	$5,065.7	$4,626.5	9%	7%
Workplace Management	3,582.9	3,263.6	10	8
Project Management	844.0	747.5	13	10
Property Management	471.1	445.6	6	4
Portfolio Services and Other	110.9	112.7	(2)	(4)
Software and Technology Solutions	56.8	57.1	(1)	(1)
Segment operating expenses	$5,032.6	$4,601.5	9%	7%
Segment platform operating expenses	701.8	670.5	5	2
Gross contract costs[6]	4,330.8	3,931.0	10	8
Adjusted EBITDA[1]	$65.4	$61.0	7%	12%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Real Estate Management Services revenue growth was primarily driven by Workplace Management and Project Management. Within Workplace Management, the increase reflected a mix of new client wins and mandate expansions. Globally, Project Management delivered double-digit growth, primarily driven by the Americas, with higher pass-through costs augmenting a high single-digit management fee increase.
Higher Adjusted EBITDA was primarily driven by the revenue growth described above.
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JLL Reports Financial Results for First-Quarter 2026 - Page 7
Leasing Advisory First-Quarter 2026 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2026	2025
Revenue	$686.3	$586.1	17%	16%
Segment operating expenses	$580.6	$501.2	16%	14%
Segment platform operating expenses	578.2	499.2	16	14
Gross contract costs[6]	2.4	2.0	20	18
Adjusted EBITDA[1]	$116.9	$97.0	21%	22%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The increase in Leasing Advisory revenue was driven by continued momentum in the office sector and an acceleration in industrial. Many geographies achieved double-digit revenue growth for the quarter, highlighted by the U.S. and with a meaningful uptick in the UK. Broad-based growth across the U.S. was primarily driven by office - as an increase in average deal size complemented higher volume - and industrial, primarily due to larger deal size. Office leasing revenue growth outperformed global office volumes (up 12% compared with market volumes down 1% according to JLL Research), highlighted by U.S. revenue outperformance (up 14% compared with market volumes up 7% according to JLL Research).
Higher segment platform operating expenses were substantially driven by higher commission expense, correlated to the revenue growth. The increase in deal size contributed to a higher average commission rate, compared with 2025, as higher commission tiers were achieved earlier this year.
Adjusted EBITDA and margin expansion were driven by revenue growth, partially tempered by the higher commission expense noted above.
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JLL Reports Financial Results for First-Quarter 2026 - Page 8
Capital Markets Services First-Quarter 2026 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2026	2025
Revenue	$535.2	$435.3	23%	21%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR	408.0	325.5	25	23
Net non-cash MSR and mortgage banking derivative activity	(5.5)	(12.9)	57	57
Value and Risk Advisory	89.3	81.6	9	5
Loan Servicing	43.4	41.1	6	6
Segment operating expenses	$475.2	$420.2	13%	10%
Segment platform operating expenses	474.3	419.1	13	10
Gross contract costs[6]	0.9	1.1	(18)	(19)
Adjusted EBITDA[1]	$77.1	$48.6	59%	63%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets Services top-line growth was fueled by investment sales and debt advisory transactions, across nearly all sectors, along with robust equity advisory activity (up nearly 80% compared with the prior-year quarter). Investment sales and debt advisory grew 27% (42% on a two-year stacked basis) and 30% (81% on a two-year stacked basis), respectively. Globally, investment sales revenue growth significantly outpaced the broader market, which grew 11% over the same period according to JLL Research. The increase in segment revenue was broad-based across most geographies and was led by the U.S., Japan and the UK.
Higher Adjusted EBITDA and margin expansion for the quarter were primarily attributable to the revenue growth described above, augmented by $7.2 million of lower loan-related expenses, including a reduction in the loan loss reserves.
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JLL Reports Financial Results for First-Quarter 2026 - Page 9
Investment Management First-Quarter 2026 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2026	2025
Revenue	$99.3	$98.5	1%	(1)%
Advisory fees	89.9	89.3	1	(1)
Incentive and transaction fees	9.4	9.2	2	2
Segment operating expenses	$87.1	$85.7	2%	(1)%
Segment platform operating expenses	78.5	77.5	1	(1)
Gross contract costs[6]	8.6	8.2	5	5
Adjusted EBITDA[1]	$15.0	$15.8	(5)%	(6)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Investment Management revenue was largely flat compared with the prior-year quarter. Advisory fees reflected growth associated with capital raise activity over the trailing twelve months, most notably in North America, offset by lower fees from funds in Asia Pacific, reflecting disposition activity and the conclusion of initial investment periods.
Assets under management (AUM)3 increased 1% in USD and in local currency during the quarter, and increased 6% in USD and 3% in local currency over the trailing twelve months. Changes in AUM3 are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (December 31, 2025)	$86.4
Asset acquisitions/takeovers	2.3
Asset dispositions/withdrawals	(2.2)
Valuation changes	0.8
Foreign currency translation	(0.4)
Change in uncalled committed capital and cash held	—
Ending balance (March 31, 2026)	$86.9

Trailing Twelve Months
Beginning balance (March 31, 2025)	$82.3
Asset acquisitions/takeovers	6.0
Asset dispositions/withdrawals	(7.2)
Valuation changes	2.4
Foreign currency translation	2.5
Change in uncalled committed capital and cash held	0.9
Ending balance (March 31, 2026)	$86.9
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JLL Reports Financial Results for First-Quarter 2026 - Page 10
About JLL
JLL (NYSE:JLL) is a leading global commercial real estate services and investment management company with annual revenue of $26.1 billion, operations in over 80 countries and a global workforce of more than 113,000 as of March 31, 2026. For over 200 years, clients have trusted JLL, a Fortune 500® company, to help them confidently buy, build, occupy, manage and invest across a variety of industries and property types, including office, industrial, hotel, multi-family, retail and data center properties. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAY. Powered by rich global datasets and leading technology capabilities, we provide coordinated, end-to-end delivery of real estate services for a broad range of global clients who represent a wide variety of industries. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Thursday, April 30, 2026, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the first quarter 2026 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2026	2025

Revenue	$6,386.5	$5,746.4

Operating expenses:
Compensation and benefits	$2,936.1	$2,674.6
Operating, administrative and other	3,182.7	2,860.5
Depreciation and amortization	57.8	71.6
Restructuring and acquisition charges[5]	5.3	19.7
Total operating expenses	$6,181.9	$5,626.4

Operating income	$204.6	$120.0

Interest expense, net of interest income	17.0	24.6
Equity earnings (losses)	7.5	(25.6)
Other income	2.4	1.7

Income before income taxes and noncontrolling interest	197.5	71.5
Income tax provision	38.1	14.0
Net income	159.4	57.5

Net income attributable to noncontrolling interest	0.4	2.2
Net income attributable to common shareholders	$159.0	$55.3

Basic earnings per common share	$3.40	$1.17
Basic weighted average shares outstanding (in 000's)	46,835	47,466

Diluted earnings per common share	$3.33	$1.14
Diluted weighted average shares outstanding (in 000's)	47,802	48,376

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) (in millions)
	Three Months Ended March 31,
Real Estate Management Services	2026	2025

Revenue	$5,065.7	$4,626.5

Platform compensation and benefits	$505.6	$479.5
Platform operating, administrative and other	163.1	153.2
Depreciation and amortization	33.1	37.8
Segment platform operating expenses	701.8	670.5
Gross contract costs[6]	4,330.8	3,931.0
Segment operating expenses	$5,032.6	$4,601.5
Segment operating income	$33.1	$25.0
Adjustments:
Equity earnings	0.5	0.4
Depreciation and amortization(a)	32.2	36.9
Other income	—	(0.2)
Net income attributable to noncontrolling interest	(0.4)	(1.1)
Adjusted EBITDA[1]	$65.4	$61.0
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
	Three Months Ended March 31,
Leasing Advisory	2026	2025

Revenue	$686.3	$586.1

Platform compensation and benefits	$498.6	$426.8
Platform operating, administrative and other	68.1	60.4
Depreciation and amortization	11.5	12.0
Segment platform operating expenses	578.2	499.2
Gross contract costs[6]	2.4	2.0
Segment operating expenses	$580.6	$501.2
Segment operating income	$105.7	$84.9
Adjustments:
Equity losses	(0.1)	—
Depreciation and amortization	11.5	12.0
Other income	1.3	1.0
Interest on employee loans, net of forgiveness	(1.5)	(0.9)
Adjusted EBITDA[1]	$116.9	$97.0

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued (in millions)
	Three Months Ended March 31,
Capital Markets Services	2026	2025

Revenue	$535.2	$435.3

Platform compensation and benefits	$390.1	$329.5
Platform operating, administrative and other	73.8	70.7
Depreciation and amortization	10.4	18.9
Segment platform operating expenses	474.3	419.1
Gross contract costs[6]	0.9	1.1
Segment operating expenses	$475.2	$420.2
Segment operating income	$60.0	$15.1
Adjustments:
Equity earnings	0.3	1.6
Depreciation and amortization	10.4	18.9
Other income	1.1	0.8
Net loss attributable to noncontrolling interest	0.8	—
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	5.5	12.9
Interest on employee loans, net of forgiveness	(1.0)	(0.7)
Adjusted EBITDA[1]	$77.1	$48.6

	Three Months Ended March 31,
Investment Management	2026	2025

Revenue	$99.3	$98.5

Platform compensation and benefits	$59.2	$58.3
Platform operating, administrative and other	16.5	16.3
Depreciation and amortization	2.8	2.9
Segment platform operating expenses	78.5	77.5
Gross contract costs[6]	8.6	8.2
Segment operating expenses	$87.1	$85.7
Segment operating income	$12.2	$12.8
Adjustments:
Depreciation and amortization	2.8	2.9
Other income	—	0.1
Adjusted EBITDA[1]	$15.0	$15.8
Equity earnings (losses)	$5.5	$(6.1)
(a) This adjustment excludes the noncontrolling interest portion of Equity earnings/losses which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended March 31,			Three Months Ended March 31,
(in millions)	2026	2025		2026	2025
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$159.4	$57.5	Net capital additions – property and equipment	$(64.9)	$(44.5)
Reconciliation of net income to net cash used in operating activities:			Capital contributions to investments	(17.7)	(112.9)
Depreciation and amortization	57.8	71.6	Distributions of capital from investments	21.8	4.9
Equity (earnings) losses	(7.5)	25.6	Other, net	(0.5)	(0.3)
Distributions of earnings from investments	5.2	1.6	Net cash used in investing activities	(61.3)	(152.8)
Provision for loss on receivables and other assets	3.8	9.4	Cash flows from financing activities:
Amortization of stock-based compensation	23.3	22.0	Proceeds from borrowings under credit facility	1,482.0	2,232.0
Net non-cash MSRs and mortgage banking derivative activity	5.5	12.9	Repayments of borrowings under credit facility	(1,142.0)	(1,912.0)
Accretion of interest and amortization of debt issuance costs	1.4	1.7	Proceeds from issuance of commercial paper	1,575.0	1,000.0
Other, net	4.5	6.9	Repayments of commercial paper	(960.0)	(300.0)
Change in:			Net proceeds from (repayments of) short-term borrowings	73.4	(67.2)
Receivables	121.5	163.5	Payments of deferred business acquisition obligations and earn-outs	(8.5)	(0.6)
Reimbursable receivables and reimbursable payables	(340.8)	(271.8)	Repurchase of common stock	(300.0)	(19.7)
Prepaid expenses and other assets	11.9	(24.0)	Other, net	(70.5)	(31.8)
Income taxes receivable, payable and deferred	(11.6)	(22.7)	Net cash provided by financing activities	649.4	900.7
Accounts payable, accrued liabilities and other liabilities	(147.1)	(171.3)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(12.7)	11.7
Accrued compensation (including net deferred compensation)	(642.3)	(650.5)	Net change in cash, cash equivalents and restricted cash	$(179.6)	$(8.0)
Net cash used in operating activities	$(755.0)	$(767.6)	Cash, cash equivalents and restricted cash, beginning of the period	898.9	652.7
			Cash, cash equivalents and restricted cash, end of the period	$719.3	$644.7

.

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2026	2025		2026	2025
ASSETS	(unaudited)		LIABILITIES AND EQUITY	(unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$436.2	$599.1	Accounts payable and accrued liabilities	$1,223.7	$1,398.1
Trade receivables, net of allowance	2,161.7	2,302.8	Reimbursable payables	2,261.4	2,539.6
Notes and other receivables	443.0	450.0	Accrued compensation and benefits	1,302.6	1,929.6
Reimbursable receivables	3,162.5	3,105.0	Short-term borrowings	167.1	92.7
Warehouse receivables	1,141.8	751.2	Commercial paper, net of debt issuance costs	614.9	(0.2)
Short-term contract assets, net of allowance	342.9	340.1	Short-term contract liability and deferred income	228.6	237.2
Restricted cash, prepaid and other	616.6	631.2	Warehouse facilities	1,163.0	759.1
Total current assets	8,304.7	8,179.4	Short-term operating lease liability	160.9	166.7
Property and equipment, net of accumulated depreciation	634.0	630.6	Other	264.7	263.8
Operating lease right-of-use asset	681.7	712.3	Total current liabilities	7,386.9	7,386.6
Goodwill	4,691.0	4,707.3	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	650.3	666.7	Credit facility, net of debt issuance costs	332.3	(8.5)
Investments	886.6	892.9	Long-term debt, net of debt issuance costs	798.9	805.9
Long-term receivables	415.3	419.4	Long-term deferred tax liabilities, net	61.0	56.0
Deferred tax assets, net	602.7	610.0	Deferred compensation	742.3	737.2
Deferred compensation plans	751.8	723.6	Long-term operating lease liability	738.4	774.4
Other	270.2	258.9	Other	401.9	426.5
Total assets	$17,888.3	$17,801.1	Total liabilities	10,461.7	10,178.1

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	1,974.4	2,068.6
			Retained earnings	7,228.1	7,114.0
			Treasury stock	(1,297.3)	(1,094.0)
			Shares held in trust	(13.9)	(13.8)
			Accumulated other comprehensive loss	(584.9)	(572.5)
			Total company shareholders' equity	7,306.9	7,502.8
			Noncontrolling interest	119.7	120.2
			Total equity	7,426.6	7,623.0
			Total liabilities and equity	$17,888.3	$17,801.1

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Proptech Investments) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses for segments other than Investment Management represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Proptech Investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended March 31,
(in millions)	2026	2025

Net income attributable to common shareholders	$159.0	$55.3
Add:
Interest expense, net of interest income	17.0	24.6
Income tax provision	38.1	14.0
Depreciation and amortization(a)	56.9	70.7
Adjustments:
Restructuring and acquisition charges[5]	5.3	19.7
Net non-cash MSR and mortgage banking derivative activity	5.5	12.9
Interest on employee loans, net of forgiveness	(2.5)	(1.6)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(6.0)	28.7
Credit losses on convertible note investments	0.3	0.5
Adjusted EBITDA	$273.6	$224.8

	Three Months Ended March 31,
(in millions, except share and per share data)	2026	2025

Net income attributable to common shareholders	$159.0	$55.3
Diluted shares (in thousands)	47,802	48,376
Diluted earnings per share	$3.33	$1.14

Net income attributable to common shareholders	$159.0	$55.3
Adjustments:
Restructuring and acquisition charges[5]	5.3	19.7
Net non-cash MSR and mortgage banking derivative activity	5.5	12.9
Amortization of acquisition-related intangibles(a)	5.9	16.1
Interest on employee loans, net of forgiveness	(2.5)	(1.6)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(6.0)	28.7
Credit losses on convertible note investments	0.3	0.5
Tax impact of adjusted items(b)	(3.7)	(20.0)
Adjusted net income attributable to common shareholders	$163.8	$111.6
Diluted shares (in thousands)	47,802	48,376
Adjusted diluted earnings per share	$3.43	$2.31
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For the first quarter of 2026 and 2025, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2026	% Change
Revenue:
At current period exchange rates	$6,386.5	11%
Impact of change in exchange rates	(122.4)	n/a
At comparative period exchange rates	$6,264.1	9%

Operating income:
At current period exchange rates	$204.6	71%
Impact of change in exchange rates	7.0	n/a
At comparative period exchange rates	$211.6	76%

Adjusted EBITDA:
At current period exchange rates	$273.6	22%
Impact of change in exchange rates	5.7	n/a
At comparative period exchange rates	$279.3	24%
2.    n.m.: "not meaningful," typically represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $0.7 billion in total capital for the quarter ended March 31, 2026.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management, Property Management, and Software and Technology Solutions, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services and (iii) Advisory Fees, within Investment Management.
The company defines "Advisory" revenue (previously referred to as "Transactional") as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services and (iv) Incentive and transaction fees, within Investment Management.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended March 31,
(in millions)	2026	2025
Severance and other employment-related charges	$2.9	$7.4
Restructuring, pre-acquisition and post-acquisition charges	1.9	8.4
Fair value adjustments that resulted in a net increase to earn-out liabilities from prior-period acquisition activity	0.5	3.9
Total Restructuring and acquisition charges	$5.3	$19.7
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA. Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	March 31, 2026	December 31, 2025	March 31, 2025

Total debt	$1,925.3	$903.3	$2,186.4
Less: Cash and cash equivalents	436.2	599.1	432.4
Net Debt	$1,489.1	$304.2	$1,754.0

Divided by: Trailing twelve-month Adjusted EBITDA	$1,501.7	$1,452.9	$1,224.0
Net Leverage Ratio	1.0x	0.2x	1.4x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus Cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment. Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow.

	Three Months Ended March 31,
(in millions)	2026	2025

Net cash used in operating activities	$(755.0)	$(767.6)
Net capital additions - property and equipment	(64.9)	(44.5)
Free Cash Flow	$(819.9)	$(812.1)
7.    Our investments (inclusive of convertible notes receivable) in proptech funds and early to mid-stage proptech companies ("Proptech Investments") do not constitute an operating or reporting segment but are included in our consolidated results. As a result of this "All Other" presentation, tables and graphics presenting segment-level measures may not sum to consolidated totals.

Appendix: Additional Segment Detail

	Three Months Ended March 31, 2026
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$3,582.9	844.0	471.1	110.9	56.8	$5,065.7	$686.3	$402.5	89.3	43.4	$535.2	$99.3
Gross contract costs[6]	$3,338.8	591.8	338.7	60.9	0.6	$4,330.8	$2.4	$0.5	0.4	—	$0.9	$8.6
Platform operating expenses						$701.8	$578.2				$474.3	$78.5
Adjusted EBITDA[1]						$65.4	$116.9				$77.1	$15.0
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $5.5 million for the three months ended March 31, 2026 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended March 31, 2025
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$3,263.6	747.5	445.6	112.7	57.1	$4,626.5	$586.1	$312.6	81.6	41.1	$435.3	$98.5
Gross contract costs[6]	$3,040.6	520.0	312.4	57.3	0.7	$3,931.0	$2.0	$0.5	0.6	—	$1.1	$8.2
Platform operating expenses						$670.5	$499.2				$419.1	$77.5
Adjusted EBITDA[1]						$61.0	$97.0				$48.6	$15.8
(a) Included as reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $12.9 million for the three months ended March 31, 2025 within Investment Sales, Debt/Equity Advisory and Other.